Exhibit 10.4
EMPLOYMENT CONTRACT
THIS EMPLOYMENT CONTRACT (the “Contract”) is made on [xxx] (“Effective Date”)
BETWEEN:-
(1) HiSoft Technology International Limited, a company incorporated in Cayman Islands with limited liability, the registered office of which is situated at Codan Trust Company (Cayman) Limited, Century Yard, Criket Square, Hutchins Drive, P.O. Box 2681GT, George Town Grand Cayman, British West Indies. (the “Company”); and

(2) [xxx] (the “Executive”).

WHEREAS the Company has agreed to employ Executive and Executive has agreed to serve the Company as [xxx] and such other senior role as shall be determined by the Board of Directors, by providing the Company, and its subsidiaries (collectively the “Group” and each a “Group Company”) with the services hereinafter described on the terms and conditions set out below.

Executive and the Company are hereinafter referred to individually as a “Party” and collectively as the “Parties.”
ARTICLE 1. EMPLOYMENT, TERM, AND DUTIES
1.1.	Employment. Subject to the terms of this Contract, the Company agrees to employ Executive and Executive hereby accepts such employment in accordance with the terms hereof. Executive represents and warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Contract or from performing his duties hereunder.

1.2.	Term. The term Executive’s employment shall commence on the Effective Date and continue for four (4) years or until terminated in accordance with this Contract or as prescribed by law (“Term of Employment”).

1.3.	Duties. During the Term of Employment, Executive shall have the duties specified in Annex A and shall perform such other duties as may be assigned to Executive from time to time by the Company (the “Duties”).

1.4.	Full-time Employment. Executive shall devote his/her full time and best efforts, talents, knowledge and experience to the Duties, and shall perform the Duties in such locations as the Group’s business needs may dictate.
ARTICLE 2. COMPENSATION AND BENEFITS
2.1.	Salary. During the Term of Employment, the Company shall pay Executive a monthly salary specified in and in accordance with Annex A (“Salary”). The Company shall review Executive’s performance and the Salary annually or from time to time, and determine in its sole discretion any adjustments to Executive’s Salary on a prospective basis (including a reduction in the Salary provided that a reduction requires prior consent from Executive). Such adjusted salary then shall become Executive’s “Salary” for the purposes of this Contract.

2.2.	Business Expenses. The Company shall reimburse the Executive during the term of this Contract for travel, entertainment and other expenses reasonably incurred by the Executive on behalf of the Company pursuant to the Company’s expense reimbursement policy for its senior executives.

2.3.	Bonus and Other Compensation. Executive may also be entitled to additional compensation in the form of bonus or options to acquire shares in the Company (See Annex A). Terms and conditions of any bonuses or any other compensation not covered in this Contract, if any, shall be set forth in an addendum to this Contract executed by the Company and Executive.

2.4.	Vacation, Sick Leave and Holiday Benefits. Executive shall be entitled to paid vacation, sick leave and public holidays as may be mandated by law or made available by the Company under its policy in effect from time to time. Executive shall be initially entitled to the number of vacation days per calendar year set forth on Annex A. In the event that Executive does not take all of the vacation time authorized in a calendar year, such vacation days not taken shall not accrue and carry over to subsequent years unless Executive’s failure to take such days was due to a request made by the Company. The number of vacation days Executive is entitled to will be subject to review and adjustment by the Company from time to time.

2.5.	Severance Pay. If any severance pay is mandated by law, Executive shall be entitled to such severance pay in the amount mandated by law when his/her employment is terminated. Notwithstanding any provisions to the contrary herein, Executive shall not be entitled to any severance pay if Executive’s employment is terminated (i) by the Company for “Cause” or without cause under Article 3, or (ii) by Executive for any reason.

2.6.	Taxes. The Executive shall be responsible for paying any and all income taxes and other charges imposed on Executive’s Salary.
ARTICLE 3. TERMINATION
3.1.	Termination. Executive’s employment may be terminated during the term of this Contract only in accordance with this Article 3. Executive shall be paid any accrued but unpaid Salary through the date of termination and any severance pay, if and only if mandated by law. Executive’s rights under any social security plans shall be determined under the provisions of such plans and any payments, if due under such plans, shall be distributed pursuant to the provisions thereof.

3.2.	Termination by the Company for Cause. The Company may terminate Executive’s employment for “Cause” (as hereinafter defined). In the event of termination for Cause, the Company shall have no further obligations or liabilities to Executive other than to pay Executive any accrued but unpaid Salary through the date of termination and any required distribution under any social security plans.

For purposes of this Contract, the term Cause means:

(i)	any conviction of Executive for any felony under the laws of any applicable jurisdiction;

(ii)	any conviction of Executive for any misdemeanor under the laws of any applicable jurisdiction which results in the incarceration of Executive for a period of more than 14 consecutive days;

(iii)	any material breach by Executive of this Contract or the material and willful failure of Executive to comply with any lawful directive of the Company, or

(iv)	dishonesty, gross negligence or malfeasance by Executive in the performance of the Duties hereunder.
In case of termination by the Company for any of the Causes listed above, the Company shall not be required to provide any prior notice of termination.

3.3.	Termination Without Cause. Executive may terminate this Contract at any time, without cause, upon three (3) months written notice to the other Party. The Company may terminate this Contract at any time, without cause, upon three (3) months written notice to Executive.

3.4.	Not withstanding any provision in this Contract, the provisions of clauses relating to IP Rights and Confidential Information,
Non-competition/non-solicit and Reconstruction shall continue to apply notwithstanding the termination of this Contract.
ARTICLE 4. COVENANTS AND RESTRICTIONS
4.1.	Intellectual Property Rights and Confidential Information. Executive agrees that during the Term of Employment, he/she will be a party to the Company’s Intellectual Property Rights and Confidentiality Agreement (Exhibit G to the Sales Purchase Agreement for Series A) and undertake to abide by the conditions of the Contract.

4.2.	Non-Competition/Non-Solicit. Executive agrees that during the Term of Employment, and for and during a period of Twelve (12) months following termination of employment for any reason, he/she shall not:
(i)	Participate or engage in any business that competes with that of any Group Company, either directly or indirectly as an owner, partner, director, officer, consultant, advisor, independent contractor or in whatever other capacity. This restriction, however, does not apply to ownership of publicly traded securities of any competing business, provided that such ownership shall not exceed one percent (1%) of the total stocks the competing public company in question.

(ii)	Directly or indirectly solicit or entice or endeavor to solicit or entice away from any Group Company any director, officer, manager, agent, adviser, servant of or consultant to any Group Company whether or not such person would commit any breach of his contract of employment or services by reason of leaving the service of the relevant Group Company;

(iii)	Directly or indirectly solicit to procure order from or do business with any person firm or company who during the term of his Appointment, is a proposed or actual customer, supplier or partner of any Group Company in connection with the Business;

(iv)	Directly or indirectly seek to divert, reduce or dissuade from continuing to do business with or entering into business with any Group Company, any supplier, customer, or other person or entity that has a business relationship with a Group Company or with which a Group Company is actively planning or pursuing a business relationship.

(v)	Use the name “HiSoft”, “DMK”, “” or “” or any name similar thereto in connection with any company (or any entity( or business not belonging to the Group.
4.4	Irreparable Harm. Executive acknowledges that (i) Executive’s compliance with this Article 4 is necessary to preserve and protect the proprietary rights, Confidential Information and goodwill of the Company; (ii) any failure by Executive to comply with the provisions of this Article 4 will result in irreparable and continuing injury for which there will be no adequate remedy at law; and (iii) in the event that Executive should fail to comply with the terms and conditions of this Article 4, the Company shall be entitled, in addition to legal remedies, to equitable reliefs, including, but not limited to, the issuance of an injunction and/or temporary restraining order, as may be necessary to cause Executive to comply with this Contract. Executive expressly acknowledges that the compensation he/she receives pursuant to this Contract has included the consideration for all his/her obligations under this Article 4 and that compliance with this Article does not limit or otherwise adversely affect his/her ability to earn a livelihood.

4.5	Survival. This Article 4 shall survive the termination of this Contract.
ARTICLE 5. GENERAL PROVISIONS
5.1.	Obligations Upon Termination. In the event of any termination of his/her employment for whatever reason, Executive will promptly deliver to the Company all physical property, disks, documents, notes, printouts, and all copies thereof and other materials in Executive’s possession or under Executive’s control pertaining to the business of the Company or its affiliate, including, but not limited to, those embodying or relating to the Confidential Information. (Annex B). This Article 5.1 shall survive the termination of this Contract.

5.2.	Modifications. No modification, amendment or waiver of this Contract, nor consent to any departure from any of the terms or conditions hereof, shall be effective unless in writing and signed by the Parties hereto. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The failure of any Party hereto to enforce at any time any provision of this Contract shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Contract or any part hereof or the right of any Party thereafter to enforce each and every such provision.

5.3	IP & Confidentiality Agreement All terms and conditions of the IP & Confidentiality Agreement attached as Exhibit G shall be incorporated herein as binding between the Company and Executive.

5.4	Reconstruction. If this Contract is terminated by reason of the liquidation of the Company or the transfer of its business to another one or more companies for the purpose of reconstruction or amalgamation and Executive is requested to provide his services with the restructured entity or any concern or undertaking on terms and conditions no less favourable in all respects than the provisions of this Contract, Executive shall not have any claim against the Company or its successors-in-title in respect of such termination.

5.5	Governing Law. This Contract shall be subject to and governed by the laws of Hong Kong. In case of any dispute regarding this Contract, the Parties shall first resort to good-faith negotiations and in the event the parties are unable to settle a dispute between them regarding this Contract by negotiation, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: The arbitration tribunal shall consist of one arbitrator to be appointed according to the UNCITRAL Rules by HKIAC. The language of the arbitration shall be English. Notwithstanding anything in this Contract or in the UNCITRAL Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (i) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (ii) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Investor or its affiliates to conduct its respective business operations or to make or dispose of any other investments. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.6	Severability. If any provision(s) of this Contract shall be found invalid or unenforceable, in whole or in part, then such provision(s) shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Contract, as the case may require, and this Contract shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

5.7	Counterparts. This Contract may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

5.8	Supercede. This Contract supersedes any other employment or service agreements that the Executive may have or had with any subsidiaries or affiliates of the Company.

ANNEX A
     This Annex is a part of the Employment Contract (the “Contract”) made as of the Effective Date below between the individual named below (“Executive”) and HiSoft Technology International Limited (the “Company”).
a)	Effective date:

b)	Executive Name:

c)	Passport Number:

d)	Current Address and Contact:

e)	Duties: a)

(A)	Executive hereby undertakes with the Company that during the term of the Appointment, he shall use his best endeavours to carry out his duties hereunder and to protect, promote and act in the best interests of the Group.

(B)	Executive in his office as [xxx] and such senior role as shall be determined by the CEO shall:-
(i)	devote his time and efforts exclusively and diligently to the interests and affairs of the Group in the discharge of his duties in relation to the Group generally;

(ii)	in the discharge of such duties and in the exercise of such powers, comply with all and any lawful directions and instructions from time to time made or given to him by the CEO according to the best of his skill and ability;

(iii)	in pursuance of his duties hereunder, perform such services for the Group and (without further remuneration unless otherwise agreed) accept such offices in the Group as the CEO may from time to time require and without limiting the generality of this Clause, act as a director of the Company and of each of its subsidiaries; and

(iv)	faithfully and diligently perform such duties and exercise such powers as are consistent with his office in relation to the Company and the Group.
(C)	Executive shall carry out his duties and exercise his powers jointly with any other director or executive or manager as shall from time to time be appointed by the Board to act jointly with Executive and the Board may at any time require Executive to cease performing or exercising any of his duties or powers under this Contract without assigning any reason therefor, providing that is in the best interests of the Group. If Executive is also a director of any Group Company, then termination of such appointment as director does not automatically terminate this Contract unless this Contract is terminated in accordance with the terms herein.

(E)	The normal office hours of the Group are 9:00 a.m. to 6:00 p.m., Monday through Friday. Executive may be required to work outside these normal hours without additional remuneration or overtime pay.

(F)	Executive shall be required to carry out his duties in Hong Kong, the People’s Republic of China, Japan, South East Asia, the United States of America, the Cayman Islands or such other parts of the world as the CEO may request or as the interests, needs, business and opportunities of the Group will require or be deemed advisable by the Board.

f) Compensation and Benefits

(A)	A fixed annual salary at the rate of [xxx]

(B)	A performance bonus of up to [xxx] at the end of each fiscal year, to be determined by the CEO and approval by Compensation Committee of the Board of Directors.

(C)	An option grant (“Options”) to subscribe for [xxx] common shares, at strike price of [xx]/share will be granted. Other terms and conditions of the options will be in pursuant to the Incentive Option Plan of the Company.

(D)	For the avoidance of doubt, the Executive shall be responsible for all of his personal taxation liability (anywhere in the world, including, without limitation, Hong Kong, Japan, the PRC and the United States of America) in respect of remuneration received under this Contract.

(E)	Vacation Days per year: As per the Group’s current policies.
* * * * *
[Signature Page Follows]

ANNEX A — ACKNOWLEDGED BY

EXECUTIVE	HISOFT TECHNOLOGY INTERNATIONAL LIMITED

Signature:	Signature:

Name: [xxx]	Name: Loh Tiak Koon, its CEO,

For and on behalf of

Hisoft Technology International Limited

ANNEX B
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, designs, computer programs, and other materials, including reproductions of any of the aforementioned items, belonging to Hisoft Technology International Limited, its subsidiaries, affiliates, successors, or assigns (together, the “Company”).
I further certify that I have complied with all the terms of the Intellectual Rights and Confidentiality Agreement with the Company, including the reporting of any Intellectual Property (as defined therein) conceived or made by me (solely or jointly with others) covered by that Agreement.
I further agree that I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Intellectual Rights and Confidentiality Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.
Date:

Executive’s Signature
[xxx]

IN WITNESS WHEREOF, each of Executive and the Company has executed this Contract and Annex A and Annex B on the date first above written

EXECUTIVE	HISOFT TECHNOLOGY INTERNATIONAL LIMITED

Signature:	Signature:

Name: [xxx]	Name: Loh Tiak Koon, its CEO

For and on behalf of

Hisoft Technology International Limited